                                                                    EXHIBIT 15.2

                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Shareholders
Pride International, Inc.

Re: Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4

With respect to the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration Nos. 333-66644 and 333-66644-01), we acknowledge our awareness of the incorporation by reference therein of our report dated July 24, 2001, related to our review of the interim financial information of Marine Drilling Companies, Inc., included in the Current Report of Pride International, Inc. on Form 8-K dated September 13, 2001. Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meanings of sections 7 and 11 of the Act.


                                                KPMG LLP


Houston, Texas
October 19, 2001